UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Monogram Residential Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	20-5383745
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5800 Granite Parkway, Suite 1000 Plano, Texas	75024
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0001 per share	New York Stock Exchange, LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:

Securities registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The shares of common stock, $0.0001 par value per share, referred to as “Common Stock”, of Monogram Residential Trust, Inc. (the “Company,” “we,” “us,” or “our”) were previously registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), pursuant to Amendment No. 1 to a Registration Statement on Form 10 filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2008. In connection with the listing of the Common Stock on the New York Stock Exchange, shares of the Common Stock are hereby being registered pursuant to Section 12(b) of the Exchange Act.

A description of the Common Stock is set forth under the caption “Description of Shares — Common Stock” in the Company’s prospectus contained in Pre-Effective Amendment no. 1 to Post-Effective Amendment No. 12 to its Registration Statement on Form S-11 (File No. 333-148414) filed with the SEC on July 27, 2011 (the “Registration Statement”), and is incorporated herein by reference. Also incorporated by reference herein is all other information relating to the Company’s shares of Common Stock under the caption “Description of Shares” in the Registration Statement.

In addition, the Company has amended its charter and bylaws since the filing of the Registration Statement. A description of changes made to the Company’s charter since the filing of the Registration Statement is set forth in Item 5.03 under the caption “Articles of Amendment, Articles of Correction and Second Articles of Restatement” in the Company’s Current Report on Form 8-K filed with the SEC on July 1, 2014 (the “July 8-K”). Descriptions of the changes made to the Company’s bylaws since the filing of the Registration Statement are set forth (i) in Item 5.03 under the caption “Fifth Amended and Restated Bylaws” in the July 8-K and (ii) in Item 5.03 in the Registrant’s Current Report on Form 8-K filed with the SEC on October 2, 2014 (the “October 8-K”). To the extent that such changes affect the rights of holders of the Common Stock, the July 8-K and the October 8-K are incorporated herein by reference.

Item 2. Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit No.	Description
3.1	Second Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.4 to the Company’s Form 8-K filed on July 1, 2014
3.2	Sixth Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on October 2, 2014
4.1	Statement regarding Restrictions on Transferability of Shares of Common Stock, incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-11/A filed on May 9, 2008

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MONOGRAM RESIDENTIAL TRUST, INC.
(Registrant)

November 18, 2014	/s/ Daniel J. Rosenberg
Daniel J. Rosenberg
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
3.1	Second Articles of Amendment and Restatement, incorporated by reference to Exhibit 3.4 to the Company’s Form 8-K filed on July 1, 2014
3.2	Sixth Amended and Restated Bylaws, incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on October 2, 2014
4.1	Statement regarding Restrictions on Transferability of Shares of Common Stock, incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-11/A filed on May 9, 2008